Exhibit 99.1
                                                                 EXECUTION COPY


===============================================================================





                             AMENDED AND RESTATED
             LETTER OF CREDIT ISSUANCE AND REIMBURSEMENT AGREEMENT


                           Dated as of August 11, 2006


                                      among

                            LUCENT TECHNOLOGIES INC.,
                                   as Borrower

                               THE SEVERAL BANKS,
                        from Time to Time Parties hereto

                                       and
                 HSBC BANK USA, N.A., as Documentation Agent,
                      CITIBANK, N.A., as Syndication Agent
                                       and
              JPMORGAN CHASE BANK, N.A., as Administrative Agent



                         J.P. MORGAN SECURITIES INC.,

                          CITIGROUP GLOBAL MARKETS INC.

                                       and

                          HSBC SECURITIES (USA), INC.,

                 as Joint Lead Arrangers and Joint Bookrunners




===============================================================================

                                TABLE OF CONTENTS

                                                                           PAGE


ARTICLE I DEFINITIONS........................................................1
      SECTION 1.01.   DEFINED TERMS..........................................1
      SECTION 1.02.   TERMS GENERALLY.......................................16
      SECTION 1.03.   ACCOUNTING TERMS; GAAP AND IFRS.......................16
      SECTION 1.04.   CURRENCY..............................................16

ARTICLE II AMOUNTS AND TERMS OF COMMITMENTS.................................17
      SECTION 2.01.   COMMITMENTS...........................................17
      SECTION 2.02.   PROCEDURE FOR LOAN BORROWING..........................17
      SECTION 2.03.   COMMITMENT FEES, ETC..................................17
      SECTION 2.04.   TERMINATION, REDUCTION AND INCREASE OF COMMITMENTS....17
      SECTION 2.05.   OPTIONAL PREPAYMENTS..................................18
      SECTION 2.06.   CONVERSION AND CONTINUATION OPTIONS...................18
      SECTION 2.07.   LIMITATIONS ON EURODOLLAR TRANCHES....................18
      SECTION 2.08.   INTEREST RATES AND PAYMENT DATES......................19
      SECTION 2.09.   COMPUTATION OF INTEREST AND FEES......................19
      SECTION 2.10.   INABILITY TO DETERMINE INTEREST RATE..................19
      SECTION 2.11.   PRO RATA TREATMENT AND PAYMENTS.......................20
      SECTION 2.12.   REQUIREMENTS OF LAW...................................21
      SECTION 2.13.   TAXES.................................................22
      SECTION 2.14.   INDEMNITY.............................................24
      SECTION 2.15.   CHANGE OF LENDING OFFICE..............................24
      SECTION 2.16.   MANDATORY ASSIGNMENT; COMMITMENT TERMINATION..........24

ARTICLE III LETTERS OF CREDIT...............................................24
      SECTION 3.01.   L/C COMMITMENT........................................24
      SECTION 3.02.   PROCEDURE FOR ISSUANCE AND RENEWAL OF
                      LETTER OF CREDIT......................................25
      SECTION 3.03.   PARTICIPATIONS........................................26
      SECTION 3.04.   REIMBURSEMENT.........................................27
      SECTION 3.05.   OBLIGATIONS ABSOLUTE..................................28
      SECTION 3.06.   DISBURSEMENT PROCEDURES...............................28
      SECTION 3.07.   APPLICATIONS..........................................28
      SECTION 3.08.   FEES AND OTHER CHARGES................................28
      SECTION 3.09.   CASH COLLATERALIZATION................................29

ARTICLE IV REPRESENTATIONS AND WARRANTIES...................................30
      SECTION 4.01.   ORGANIZATION; POWERS..................................30
      SECTION 4.02.   AUTHORIZATION.........................................30
      SECTION 4.03.   ENFORCEABILITY........................................31
      SECTION 4.04.   GOVERNMENTAL APPROVALS................................31
      SECTION 4.05.   FINANCIAL STATEMENTS..................................31
      SECTION 4.06.   PROPERTIES............................................31
      SECTION 4.07.   LITIGATION AND ENVIRONMENTAL MATTERS..................31
      SECTION 4.08.   COMPLIANCE WITH LAWS AND AGREEMENTS...................32
      SECTION 4.09.   FEDERAL RESERVE REGULATIONS...........................32
      SECTION 4.10.   INVESTMENT COMPANY ACT................................32
      SECTION 4.11.   TAXES.................................................32

      SECTION 4.12.   ERISA.................................................32
      SECTION 4.13.   LABOR MATTERS.........................................32
      SECTION 4.14.   SUBSIDIARIES..........................................32
      SECTION 4.15.   USE OF PROCEEDS.......................................32
      SECTION 4.16.   NO MATERIAL MISSTATEMENTS.............................33
      SECTION 4.17.   SECURITY DOCUMENTS....................................33

ARTICLE V CONDITIONS........................................................34
      SECTION 5.01.   EFFECTIVE DATE........................................34
      SECTION 5.02.   EACH EXTENSION OF CREDIT..............................35

ARTICLE VI AFFIRMATIVE COVENANTS............................................35
      SECTION 6.01.   EXISTENCE.............................................36
      SECTION 6.02.   FINANCIAL STATEMENTS, REPORTS, ETC....................36
      SECTION 6.03.   MAINTAINING RECORDS...................................37
      SECTION 6.04.   NOTICES OF MATERIAL EVENTS............................37
      SECTION 6.05.   EXISTENCE; CONDUCT OF BUSINESS........................38
      SECTION 6.06.   PAYMENT OF OBLIGATIONS................................38
      SECTION 6.07.   MAINTENANCE OF PROPERTIES; INSURANCE..................38
      SECTION 6.08.   INSPECTION RIGHTS.....................................38
      SECTION 6.09.   COMPLIANCE............................................38
      SECTION 6.10.   USE OF PROCEEDS.......................................38
      SECTION 6.11.   ADDITIONAL SUBSIDIARY GUARANTORS AND COLLATERAL.......39
      SECTION 6.12.   COLLATERAL MATTERS....................................40

ARTICLE VII NEGATIVE COVENANTS..............................................40
      SECTION 7.01.   INDEBTEDNESS..........................................40
      SECTION 7.02.   LIENS.................................................41
      SECTION 7.03.   FUNDAMENTAL CHANGES...................................42
      SECTION 7.04.   INVESTMENTS, LOANS, ADVANCES, GUARANTEES
                      AND ACQUISITIONS......................................42
      SECTION 7.05.   HEDGING AGREEMENTS....................................43
      SECTION 7.06.   RESTRICTED PAYMENTS...................................43

ARTICLE VIII FINANCIAL COVENANT.............................................44

ARTICLE IX EVENTS OF DEFAULT................................................44

ARTICLE X THE AGENTS........................................................46

ARTICLE XI MISCELLANEOUS....................................................48
      SECTION 11.01.   NOTICES..............................................48
      SECTION 11.02.   SURVIVAL OF AGREEMENT................................48
      SECTION 11.03.   BINDING EFFECT.......................................48
      SECTION 11.04.   SUCCESSORS AND ASSIGNS...............................49
      SECTION 11.05.   EXPENSES; INDEMNITY..................................51
      SECTION 11.06.   APPLICABLE LAW.......................................51
      SECTION 11.07.   WAIVERS; AMENDMENT...................................51
      SECTION 11.08.   ENTIRE AGREEMENT.....................................52
      SECTION 11.09.   SEVERABILITY.........................................52
      SECTION 11.10.   ADJUSTMENTS; RIGHT OF SETOFF.........................52
      SECTION 11.11.   COUNTERPARTS.........................................53

      SECTION 11.12.   HEADINGS.............................................53
      SECTION 11.13.   RELEASE OF GUARANTEES, LIENS, CONTROL
                       AGREEMENTS AND PROMISSORY NOTES......................53
      SECTION 11.14.   CONFIDENTIALITY......................................54
      SECTION 11.15.   SUBMISSION TO JURISDICTION; WAIVERS..................54
      SECTION 11.16.   WAIVER OF JURY TRIAL.................................55
      SECTION 11.17.   JUDGMENT CURRENCY....................................55
      SECTION 11.18.   PATRIOT ACT..........................................55

EXHIBITS
Exhibit A            Form of Assignment and Acceptance
Exhibit B            Form of Collateral Sharing Agreement
Exhibit C            Form of Guarantee and Collateral Agreement
Exhibit D            Form of Mortgage
Exhibit E            Form of Closing Certificate
Exhibit F-1          Form of Opinion of Sidley Austin LLP
Exhibit F-2          Form of Opinion of In-House Counsel to the Borrower
Exhibit G            Form of Monthly Report

SCHEDULES
Schedule 1.01A       Bank Commitments
Schedule 1.01B       Mortgaged Properties
Schedule 1.01C       Excluded Subsidiaries
Schedule 1.01D       Issuing Banks
Schedule 1.01E       Net Pension and Post-Retirement Charges
Schedule 1.01F       Excluded Real Property
Schedule 1.01G       Excluded Foreign Collateral Countries
Schedule 3.01        Existing Letters of Credit
Schedule 4.14        Material Subsidiaries
Schedule 4.17(b)     Mortgage Filing Offices
Schedule 4.17(d)     Control Agreements
Schedule 7.02        Existing Liens

           AMENDED AND RESTATED LETTER OF CREDIT ISSUANCE AND REIMBURSEMENT AGREEMENT, dated as of August 11, 2006, among LUCENT TECHNOLOGIES INC., a Delaware corporation ("LUCENT" or the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "BANKS"), HSBC BANK USA, N.A., as Documentation Agent (in such capacity, the "DOCUMENTATION AGENT"), CITIBANK, N.A., as Syndication Agent (in such capacity, the "SYNDICATION AGENT") and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Banks.

           WHEREAS, the Borrower, the banks parties thereto (the "EXISTING BANKS") and the Administrative Agent are parties to the Amended and Restated Letter of Credit Issuance and Reimbursement Agreement, dated as of October 1, 2004 (the "EXISTING L/C AGREEMENT"), as in effect prior to the Effective Date (as defined herein);

           WHEREAS, the Borrower has requested that the Existing L/C Agreement be amended and restated on the terms and conditions set forth herein, including to add the availability for borrowings of revolving loans under the Commitments;

           NOW, THEREFORE, the Borrower, the Existing Banks, the Banks and the Administrative Agent agree, subject to the conditions to effectiveness hereof, the Existing L/C Agreement is hereby amended and restated in its entirety as follows:

                                  ARTICLE I

                                 DEFINITIONS

          SECTION 1.01. DEFINED TERMS. As used in this Agreement the following terms shall have the meanings specified below:

           "2.75% CONVERTIBLE SENIOR DEBENTURES" shall mean the 2.75% Series A convertible senior debentures due 2023 and the Series B convertible senior debentures due 2025 of the Borrower, in each case issued pursuant to the Indenture, dated as of June 4, 2003, between the Borrower and The Bank of New York, as trustee.

           "7.75% CONVERTIBLE SUBORDINATED DEBENTURES" shall mean, with respect to the Trust Preferred Securities, the 7.75% convertible subordinated debentures due 2017 of the Borrower issued pursuant to the Indenture, dated as of March 19, 2002, between the Borrower and The Bank of New York, as trustee.

           "8% CONVERTIBLE SUBORDINATE DEBENTURES" shall mean the 8% Convertible Subordinate Debentures Due 2031 of the Borrower issued pursuant to the Certificate of Designations.

           "ABR" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

           "ABR LOANS" shall mean Loans the rate of interest applicable to which is based upon the ABR.

           "ADMINISTRATIVE AGENT" shall mean JPMorgan Chase Bank, N.A., together with its Affiliates, as an arranger of the Commitments and as the administrative agent for the Banks under this Agreement and the other Credit Documents, together with any of its successors.

           "ADMINISTRATIVE QUESTIONNAIRE" shall mean an administrative questionnaire in a form approved by the Administrative Agent.

           "AFFILIATE" shall mean, when used with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

           "AGENTS" shall mean the collective reference to the Administrative Agent, the Documentation Agent and the Syndication Agent.

           "AGREEMENT" shall mean this Amended and Restated Letter of Credit Issuance and Reimbursement Agreement, as amended, supplemented or otherwise modified from time to time.

           "AGGREGATE EXPOSURE" shall mean with respect to any Bank at any time prior to the termination of the Commitments, an amount equal to the aggregate amount of such Bank's Commitments at such time (as reduced pursuant to this Agreement) or, if the Commitments shall have been terminated, the amount of such Bank's Extensions of Credit then outstanding.

           "AGGREGATE EXPOSURE PERCENTAGE" shall mean with respect to any Bank at any time, the ratio (expressed as a percentage) of such Bank's Aggregate Exposure at such time to the Aggregate Exposure of all Banks at such time.

           "ALCATEL MERGER" shall mean consummation of the transactions contemplated pursuant to the Agreement and Plan of Merger dated as of April 2, 2006 by and among the Borrower, Alcatel and Aura Merger Sub, Inc., as may be amended, supplemented or modified from time to time.

           "ALCATEL SUBSIDIARY" shall mean any Subsidiary of the Borrower acquired or created on or after the Alcatel Merger or as a result of a Permitted Transaction.

           "ALTERNATE CURRENCY" shall mean Australian Dollar, Swiss Franc, EMU Euro, British Pound Sterling, Hong Kong Dollar, Indonesian Rupia, Israeli New Shekel, Indian Ruppee, Japanese Yen, Malaysian Ringgit, Norwegian Krone, New Zealand Dollar, Saudi Riyal, Swedish Krona, Singapore Dollar, Thai Baht, New Taiwan Dollar, UAE Dirham, Czech Koruna, Egyptian Pound, Mexican Peso, Polish Zloty, Tunisian Dinar, Moroccan Dihram, Russian Rouble, Slovakian Koruna and South African Rand (in each case, unless such currency ceases to be readily available and freely tradeable) and other readily available and freely tradeable currencies that are approved by the Administrative Agent and the applicable Issuing Bank.

           "APPLICABLE MARGIN" shall mean for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                       ABR Loans    Eurodollar Loans

                       0.25%             1.25%


           "APPLICATION" shall mean an application, in such form as an Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.

           "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Bank and an assignee, and accepted by the Administrative Agent, in the form of Exhibit A.

           "AVAILABLE COMMITMENT" shall mean, for each Bank, on any date of determination, an amount equal to the excess, if any, of (a) the amount of such Bank's Commitment then in effect over (b) such Bank's Extensions of Credit then outstanding.

           "AVAILABILITY PERIOD" shall mean the period from and including the Effective Date to the Termination Date.

           "BANKS" shall have the meaning assigned to such term in the preamble hereto.

           "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

           "BORROWER DEBT RATING" shall mean any rating by a Rating Agency with respect to the senior unsecured non-credit enhanced long-term debt of the Borrower.

           "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; PROVIDED, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

           "CAPITAL LEASE OBLIGATIONS" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

           "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

           "CASH COLLATERAL ACCOUNT" shall have the meaning assigned to such term in Section 3.09(a).

           "CASH COLLATERAL AGREEMENT" shall have the meaning assigned to such term in Section 5.01(f).

           "CASH COLLATERALIZED DEBT" shall have the meaning assigned to such term in Section 7.01(a).

           "CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations, filed with the Secretary of State of the State of Delaware, of 8% Redeemable Convertible Preferred Stock Setting Forth the Powers, Preferences and Rights, and the Qualifications, Limitations and Restrictions Thereof, of such Preferred Stock of Lucent Technologies Inc.

           "CHANGE IN CONTROL" shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any "person" or "group" (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Effective Date), of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; PROVIDED, that in any event the Alcatel Merger shall not be deemed to be a Change in Control.

           "CMO TRANSACTION" shall mean any financing arrangement involving (i) the incurrence of Indebtedness supported by Liens (or Indebtedness secured by Liens) on real estate owned by the Borrower or any Subsidiary, or on the Capital Stock of any Subsidiary formed exclusively to hold any direct or indirect interest in such real estate, and on related assets (including reserve accounts) or (ii) the issuance of Capital Stock of a Real Estate Subsidiary.

           "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

           "COLLATERAL" shall mean all property of the Credit Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

           "COLLATERAL AGENT" shall mean JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent under the Security Documents and the Collateral Sharing Agreement.

           "COLLATERAL SHARING AGREEMENT" shall mean the Amended and Restated Collateral Sharing Agreement, dated as of October 1, 2004, as amended by, among other documents, the Collateral Sharing Agreement Amendment, between the Collateral Agent and the Borrower.

           "COLLATERAL SHARING AGREEMENT AMENDMENT" shall mean the Amendment to the Collateral Sharing Agreement to be executed and delivered by the Collateral Agent and the Borrower, substantially in the form of Exhibit B.

            "COMMITMENT" shall mean as to any Bank, the obligation of such Bank, if any, to make Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Commitment" opposite such Bank's name on Schedule 1.01A, as such amount may be decreased in accordance with the terms of this Agreement, or in the Assignment and Assumption pursuant to which such Bank became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Commitments is $500,000,000.

           "COMMITMENT FEE RATE" shall mean 25 basis points per annum.

           "COMMITMENT PERCENTAGE" shall mean as to any Bank at any time, the percentage which such Bank's Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Bank's Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Loans and Letters of Credit then outstanding. If the Commitments shall have expired or terminated, a Bank's percentage participation in the outstanding Letters of Credit shall be determined by its (or its relevant predecessor's) Commitment Percentage at the time of such expiration or termination.

            "CONSOLIDATED OPERATING INCOME" shall mean, for any period, consolidated operating income for such period, excluding, without duplication, any of the following (if applicable): (a) other income or expenses included in the determination thereof in a consolidated statement of operations for such period and, without duplication, any of the following, whether or not included in such determination:

(b) depreciation and amortization, (c) asset impairment charges, (d) restructuring charges or reversals, (e) net pension and post-retirement charges or credits, to the extent the net effect of such charges and credits differ from the amounts reflected in the sensitivity business model as set forth in Schedule 1.01E, (f) any extraordinary, unusual, non-recurring or non-cash charges or credits and (g) provisions for bad debt and customer financing, all as determined on a consolidated basis in accordance with GAAP.

           "CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

           "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting shares, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

           "CONTROL AGREEMENT" shall have the meaning assigned to such term in
Section 6.12.

           "CONVERTIBLE DEBENTURES" shall mean (a) the 2.75% Convertible Senior Debentures, (b) the 7.75% Convertible Subordinated Debentures and (c) the 8% Convertible Subordinate Debentures.

           "CREDIT DOCUMENTS" shall mean this Agreement, the ESD Agreement, the Cash Collateral Agreement, the cash collateral agreement referred to in Section 2.06(a) of the ESD Agreement, the Applications, the Security Documents and the Collateral Sharing Agreement.

           "CREDIT PARTIES" shall mean the Borrower and each Subsidiary
Guarantor.

           "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

           "DERIVATIVE TRANSACTION" shall mean any foreign exchange or derivative transaction.

           "DISPOSITION" shall mean, with respect to any property, any sale, lease (other than an operating lease), sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose", and "Disposed of" shall have correlative meanings.

           "DOLLARS" or "$" shall mean lawful money of the United States of America.

           "DOMESTIC SUBSIDIARY" shall mean any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

           "DOCUMENTATION AGENT" shall have the meaning assigned to such terms in the preamble hereto.

           "EFFECTIVE DATE" shall mean the date as of which all of the conditions precedent set forth in Section 5.01 have been satisfied.

           "ENVIRONMENTAL LAWS" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

           "ENVIRONMENTAL LIABILITY" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

           "ERISA EVENT" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan (unless such liability is promptly satisfied or otherwise discharged); or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability (unless such liability is promptly satisfied or otherwise discharged) or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

           "ESD AGREEMENT" shall mean the Amended and Restated External Sharing Debt Agreement, dated as of October 1, 2004, as amended by, among other documents, the ESD Agreement Amendment, among the Borrower, the banks from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

           "ESD AGREEMENT AMENDMENT" shall mean the Amendment to the ESD Agreement, dated as of the date hereof.

           "EUROCURRENCY RESERVE REQUIREMENTS" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

           "EURODOLLAR BASE RATE" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in

Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "EURODOLLAR BASE RATE" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

           "EURODOLLAR LOANS" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

           "EURODOLLAR RATE" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                     Eurodollar Base Rate
                              ----------------------------------
                                 1.00 - Eurocurrency Reserve
                                        Requirements

           "EURODOLLAR TRANCHE" shall mean the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

           "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article IX.

           "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

           "EXCLUDED FOREIGN COLLATERAL" shall mean (a) any accounts receivable and other contract rights to payment payable by non-U.S. Persons organized in the countries specified on Schedule 1.01G to the Borrower or any Domestic Subsidiary, (b) inventory of the Borrower or any Domestic Subsidiary physically located outside of the United States and (c) any accounts receivable and other contract rights to payment payable by non-U.S. Persons to any Foreign Subsidiary.

           "EXCLUDED REAL PROPERTY" shall mean each property set forth on
Schedule 1.01F.

           "EXCLUDED SUBSIDIARY" shall mean any Non-Wholly Owned Subsidiary that is described on Schedule 1.01C.

           "EXISTING BANKS" shall have the meaning assigned to such term in the recitals hereto.

           "EXISTING L/C AGREEMENT" shall have the meaning assigned to such term in the recitals hereto.

           "EXTENSIONS OF CREDIT" shall mean as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans held by such Bank then outstanding and (b) such Bank's Commitment Percentage of the L/C Obligations then outstanding.

           "EXTERNAL SHARING DEBT" shall mean obligations of the Borrower or any of its Subsidiaries under or in respect of (including pursuant to Guarantees or other credit support): (a) letters of credit and similar obligations opened for the account of the Borrower or a Subsidiary thereof, (b) loans, advances and other Indebtedness for borrowed money to the Borrower or a Subsidiary thereof, (c) Derivative Transactions or Hedging Agreements with the Borrower or a Subsidiary as the counterparty, (d) Vendor Financing Exposures, (e) existing cash management and other operating arrangements and any other cash management and other operating arrangements entered into in the ordinary course of business and (f) real estate lease, fleet lease, purchase and credit card programs, receivable discounting programs and such other Indebtedness as may be agreed to by the Administrative Agent and the Borrower, such agreement not to be unreasonably withheld. The amount of any Derivative Transaction or the obligations under any Hedging Agreement will be determined at all times to be equal to the then marked-to-market exposure of the relevant bank (determined on a net basis if applicable under the relevant agreement between the Borrower and the relevant bank), PROVIDED that such amount will not be less than $0.

           "FEDERAL FUNDS EFFECTIVE RATE" shall mean for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.

           "FEE PAYMENT DATE" shall mean (a) the tenth Business Day following the last day of each March, June, September and December and (b) the last day of the Availability Period.

           "FINANCIAL OFFICER" of any corporation shall mean the Chief Financial Officer, principal accounting officer, Treasurer or Assistant Treasurer of such corporation.

           "FOREIGN SUBSIDIARY" shall mean any Subsidiary of the Borrower that is not a Domestic Subsidiary.

           "GAAP" shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis.

           "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

           "GUARANTEE" of or by any Person (the "GUARANTOR") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee made by any guarantor shall be deemed to be the lower of
(a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

           "GUARANTEE AND COLLATERAL AGREEMENT" shall mean the Amended and Restated Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit C.

           "HAZARDOUS MATERIALS" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

           "HEDGING AGREEMENT" shall mean (a) any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and (b) any hedging agreement in respect of the Borrower's common stock entered into in order to hedge the Borrower's exposure under its stock option plans or other benefit plans for employees, directors or consultants of the Borrower and its Subsidiaries.

           "IFRS" shall mean International Financial Reporting Standards.

           "INDEBTEDNESS" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding current accounts payable incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, performance bonds and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (k) to the extent not otherwise included, indebtedness or similar obligations (including, if applicable, net investment amounts) pursuant to any receivables securitization. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

           "INDEMNITEE" shall have the meaning assigned to such term in Section 11.05.

           "INSURANCE SUBSIDIARY" shall mean First Beacon Insurance Company, a captive insurance company organized under the laws of the State of Vermont.

           "INTEREST PAYMENT DATE" shall mean (a) as to any ABR Loan, the last day of each March, June, September and December (or, if an Event of Default is in existence, the last day of each calendar month) to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

           "INTEREST PERIOD" shall mean as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
           (ii) the Borrower may not select an Interest Period that would extend beyond the Termination Date; and

           (iii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

           "INVESTMENT BASKET" shall mean $1,700,000,000.

           "INVESTMENTS" shall have the meaning assigned to such term in Section 7.04.

           "ISSUING BANK" shall mean each of the Banks or any Affiliate thereof listed on Schedule 1.01D, in its capacity as the issuer of such Letters of Credit it shall have issued hereunder.

           "L/C COMMITMENT" shall mean $500,000,000.

           "L/C DISBURSEMENTS" shall mean a payment made by an Issuing Bank pursuant to a Letter of Credit.

           "L/C FEE RATE" shall mean 125 basis points; PROVIDED that upon the full cash collateralization of all or any outstanding Letters of Credit, the L/C Fee Rate for such Letter of Credit shall mean 25 basis points.

           "L/C OBLIGATION" shall mean, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of the then outstanding L/C Disbursements.

           "LETTERS OF CREDIT" shall have the meaning assigned to such term in
Section 3.01(a).

           "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

           "LOANS" shall have the meaning assigned to such term in Section 2.01(a).

           "MARGIN REGULATIONS" shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

           "MARGIN STOCK" shall have the meaning given such term under Regulation U of the Board.

           "MATERIAL ADVERSE EFFECT" shall mean a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole. It is understood that (i) a change in the Borrower Debt Ratings or other credit ratings by any rating agency and (ii) the Alcatel Merger shall not, in and of itself, constitute a Material Adverse Effect.

           "MATERIAL DOMESTIC SUBSIDIARY" shall mean any Domestic Subsidiary that is a Material Subsidiary.

           "MATERIAL FOREIGN SUBSIDIARY" shall mean any Foreign Subsidiary that is a Material Subsidiary.

           "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than the Letters of Credit), or obligations in respect of one or more Hedging Agreements or Derivative Transactions, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement or Derivative Transaction at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement or Derivative Transaction were terminated at such time.

           "MATERIAL SUBSIDIARY" shall mean (i) prior to the Alcatel Merger, any Subsidiary of the Borrower, the consolidated assets or revenues of which are, at the time of determination, equal to or greater than 2.5% of the consolidated assets or consolidated revenues, respectively, of the Borrower and its Subsidiaries at such time (determined, in the case of revenues, in respect of the most recent period of four consecutive fiscal quarters of the Borrower for which the relevant financial information is available), and (ii) following the Alcatel Merger, each Subsidiary of the Borrower which immediately prior to the Alcatel Merger satisfied the conditions set forth in clause (i); PROVIDED, that nothing contained herein shall limit the right of the Borrower to effect any merger or consolidation of any Subsidiary after consummation of the Alcatel Merger so long as the Borrower complies with Section 7.03. Such determinations shall, where applicable, be made excluding intercompany receivables and revenues that would be eliminated upon consolidation in accordance with GAAP.

           "MOODY'S" shall mean Moody's Investors Service, Inc.

           "MORTGAGED PROPERTIES" shall mean the real properties listed on
Schedule 1.01B, as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

           "MORTGAGES" shall mean each of the mortgages and deeds of trust made by any Credit Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

           "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

           "NON-EXCLUDED TAXES" shall have the meaning assigned to such term in
Section 2.13(a).

           "NON-U.S. BANK" shall have the meaning assigned to such term in
Section 2.13(d).

           "NON-WHOLLY OWNED SUBSIDIARY" shall mean any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary.

           "OBLIGATIONS" shall mean the collective reference to all obligations and liabilities of the Borrower to the Administrative Agent, the Issuing Banks and the Banks (including the reimbursement obligations payable hereunder, and all other obligations and liabilities of the Borrower in respect of the Loans and the Letters of Credit or any of them and interest thereon as provided for herein, any interest accruing after the maturity of such obligations and liabilities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Loan made hereunder, any Letter of Credit, any other Credit Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, the Issuing Banks or the Banks that are required to be paid by the Borrower pursuant hereto) or otherwise.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

           "PERMITTED ENCUMBRANCES" shall mean: (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.06, (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.06, (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, officers' and directors' insurance and other social security laws or regulations, (d) deposits of cash , letters of credit or Permitted Investments to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, (e) Liens on receivables subject to factoring or securitization programs, (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary and (g) unexercised bankers' Liens; PROVIDED that, except as set forth in clauses (a) - (e) above, the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

           "PERMITTED INVESTMENTS" shall mean: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof, (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's, (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above, (e) in the case of any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or A2 by Moody's or carries an equivalent rating from a comparable foreign rating agency or (ii) investments of the type and maturity described in clauses (b) through (d) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, (f) investments made in compliance with the "Lucent Technologies Global Investment Guidelines", dated January 17, 2006 (as may be amended to permit securities lending with lending agents rated at least A by S&P or A2 by Moody's), and (g) investments approved by the Board of Directors of the Borrower; provided that the portfolio of such investments described in this clause (g) together with investments described in clause (f) shall have a portfolio duration of not more than two years.

           "PERMITTED TRANSACTION" shall have the meaning assigned to such term in Section 7.03.
           "PERSON" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

           "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

           "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors).

           "RATING AGENCIES" shall mean S&P and Moody's.

           "REAL ESTATE SUBSIDIARY" shall mean any special purpose Subsidiary formed in connection with and to facilitate a sale-leaseback transaction or a CMO Transaction and designated as such by the Borrower in a notice to the Administrative Agent and that engages in no operations or activities other than those related to or contemplated by such transaction or as are incidental thereto.

           "RECEIVABLES SUBSIDIARY" shall mean any special purpose, bankruptcy-remote Subsidiary that acquires, on a revolving basis, receivables generated by the Borrower or any of its Subsidiaries and that engages in no operations or activities other than those related to receivables securitizations.

           "REGISTER" shall have the meaning assigned to such term in Section 11.04(d).

           "REQUIRED ESD BANKS" shall have the meaning assigned to such term in the ESD Agreement.

           "REQUIRED BANKS" shall mean at any time, the holders of more than 50% of (a) the Commitments then in effect or (b) if the Commitments have been terminated, the Total Extensions of Credit then outstanding.

           "REQUIRED LUCENT BANKS" shall mean, at any time, the holders of more than 50% of the sum of (i) the Total Extensions of Credit, (ii) the unused Commitments and (iii) the ESD Obligations (as such term is defined in the ESD Agreement).

           "REQUIREMENT OF LAW" shall mean, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

           "RESTRICTED PAYMENT" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower or any Subsidiary; PROVIDED, HOWEVER, that any such dividend, other distribution or payment made in the common stock of the Borrower shall not constitute a "Restricted Payment."

           "S&P" shall mean Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

           "SEC" shall mean the Securities and Exchange Commission.

           "SECURED PARTIES" shall have the meaning given to such term in the Guarantee and Collateral Agreement.

           "SECURITY DOCUMENTS" shall mean the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Control Agreements and all other security documents hereafter delivered to the Collateral Agent or the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Credit Party pursuant to this Agreement, the ESD Agreement or any Guarantee in respect thereof.

           "SUBSIDIARY" shall mean any corporation, partnership, limited liability company or other entity, a majority of the Voting Shares or other ownership interests having ordinary voting power (other than only by reason of the happening of a contingency) of which are at the time owned or controlled, directly or indirectly, by the Borrower or by one or more Subsidiaries of the Borrower, excluding any such Person that (a) would not constitute a consolidated subsidiary of the Borrower in accordance with GAAP and (b) is not Controlled by the Borrower. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

           "SUBSIDIARY GUARANTORS" shall mean each Wholly Owned Material Domestic Subsidiary (excluding any Receivables Subsidiary, any Real Estate Subsidiary and the Insurance Subsidiary).

           "SYNDICATION AGENT" shall have the meaning assigned to such terms in the preamble hereto.

           "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

           "TERMINATION DATE" shall mean the earliest of (a) in the event of the consummation of the Alcatel Merger, the later of (x) the earlier of (i) the date which is 120 days after the Alcatel Merger and (ii) June 30, 2007 and (y) the date of the Alcatel Merger, (b) the end of the Business Day on August 11, 2009,
(c) the date the Commitments are terminated upon the occurrence of an Event of Default in accordance with Article VIII and (d) the date the Commitments are terminated in accordance with Section 2.04.

           "TOTAL COMMITMENTS" shall mean at any time, the aggregate amount of the Commitments then in effect.

           "TOTAL EXTENSIONS OF CREDIT" shall mean at any time, the aggregate amount of the Extensions of Credit of the Banks outstanding at such time.

           "TRANSACTIONS" shall have the meaning assigned to such term in
Section 4.02.

           "TRUST PREFERRED OFFERING MEMORANDUM" shall mean the Confidential Offering Memorandum, dated March 13, 2002, with respect to the Trust Preferred Securities.

           "TRUST PREFERRED SECURITIES" shall mean 7.75% Cumulative Convertible Trust Preferred Securities of Lucent Technologies Capital Trust I offered under the Trust Preferred Offering Memorandum.

           "TYPE" shall mean as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

           "USD EQUIVALENT" shall mean with respect to an amount in any currency other than Dollars on any date, the amount of Dollars that may be purchased with such amount of other currency at the Exchange Rate in effect on such date. As used in this definition, "Exchange Rate" means, at any date of determination thereof with respect to any currency, the spot rate of exchange for the conversion of such currency into Dollars determined by reference to such rate publishing service as is customarily utilized by the Administrative Agent for such purpose. Any such determination of the Exchange Rate shall be conclusive absent manifest error.

           "VENDOR FINANCING EXPOSURE" shall mean Guarantees or other credit support in respect of Indebtedness under Vendor Financings, to the extent such Indebtedness is held by any Person other than the Borrower or any of its Subsidiaries or is the subject of a securitization.

           "VENDOR FINANCINGS" shall mean credit facilities and other financing arrangements providing for loans or other extensions of credit to customers or prospective customers of the Borrower or any of its Subsidiaries (or Affiliates of such customers or prospective customers).

           "VOTING SHARES" shall mean, as to shares of a particular corporation, outstanding shares of stock of any class of such corporation entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency.

           "WHOLLY OWNED MATERIAL DOMESTIC SUBSIDIARY" shall mean any Wholly Owned Subsidiary of the Borrower that is a Material Domestic Subsidiary.

           "WHOLLY OWNED SUBSIDIARY" shall mean, as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

           "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. TERMS GENERALLY. For the purposes of this Agreement and the other Credit Documents, (a) the definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined; (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (c) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (d) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights and (e) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

          SECTION 1.03. ACCOUNTING TERMS; GAAP AND IFRS. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed, prior to the Alcatel Merger, in accordance with GAAP, and after the Alcatel Merger, in accordance with IFRS, in each case as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or IFRS, or in the respective applications thereof, on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Banks request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or IFRS, or in the respective applications thereof, then such provision shall be interpreted on the basis of GAAP or IFRS, as applicable, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

               SECTION 1.04. CURRENCY. Whenever any amount is to be determined for purposes of Articles II or III hereof or otherwise for the purposes of calculating any amount outstanding under this Agreement, such amount shall be determined by the Administrative Agent in Dollars by calculating the USD Equivalent of any portion of such amount denominated in an Alternate Currency and adding such amount to the Dollar-denominated portion of such amount.

                              ARTICLE II
                    AMOUNTS AND TERMS OF COMMITMENTS

               SECTION 2.01. COMMITMENTS. (a) Subject to the terms and conditions hereof, each Bank severally agrees to make revolving credit loans ("LOANS") in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount at any one time outstanding which, when added to such Bank's Commitment Percentage of the sum of the L/C Obligations then outstanding, does not exceed the amount of such Bank's Commitment. During the Availability Period, the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.02 and 2.06.

               (b) The Borrower shall repay all outstanding Loans on the Termination Date.

               SECTION 2.02. PROCEDURE FOR LOAN BORROWING. The Borrower may borrow under the Commitments during the Availability Period on any Business Day, PROVIDED that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans) (PROVIDED that any such notice of a borrowing of ABR Loans to finance payments required by Section
3.04 may be given not later than 11:00 A.M., New York City time, on the date of the proposed borrowing), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

               SECTION 2.03. COMMITMENT FEES, ETC. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Bank a commitment fee for the period from and including the date hereof to the last day of the Availability Period, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Bank during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, subject to receipt of an invoice from the Administrative Agent with respect to such commitment fee prior to each Fee Payment Date, commencing on the first such date to occur after the date hereof.

               (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

               SECTION 2.04. TERMINATION, REDUCTION AND INCREASE OF COMMITMENTS. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative

Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; PROVIDED that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Extensions of Credit would exceed the Total Commitments. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple of $1,000,000, and shall reduce permanently the Commitments then in effect.

               SECTION 2.05. OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; PROVIDED, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.14. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000.

               SECTION 2.06. CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), PROVIDED that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Required Banks have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof.

               (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.01, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Required Banks have determined in its or their sole discretion not to permit such continuations, and PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Bank thereof.

               SECTION 2.07. LIMITATIONS ON EURODOLLAR TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

               SECTION 2.08. INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

               (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

               (c) (i) If all or a portion of the principal amount of any Loan or L/C Disbursements shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and L/C Disbursements shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section PLUS 2% or (y) in the case of L/C Disbursements, the rate applicable to ABR Loans PLUS 2%, and (ii) if all or a portion of any interest payable on any Loan or L/C Disbursement or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans PLUS 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

               (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

               SECTION 2.09. COMPUTATION OF INTEREST AND FEES. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Banks of the effective date and the amount of each such change in interest rate.

               (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.08(a).

               SECTION 2.10. INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

               (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

               (b) the Administrative Agent shall have received notice from the Required Banks that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Banks as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

               SECTION 2.11. PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Borrower from the Banks under this Article II, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Banks shall be made PRO RATA according to the respective Commitment Percentages of the Banks.

               (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Banks.

               (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Banks, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each relevant Bank promptly upon receipt in like funds as received, net of any amounts owing by such Bank pursuant to Section 11.05. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

               (d) Unless the Administrative Agent shall have been notified in writing by any Bank prior to a borrowing that such Bank will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Bank is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Bank shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Bank makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Bank's share of such borrowing is not made available to the Administrative Agent by such Bank within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.

               (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Banks their respective PRO RATA shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Bank to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Bank against the Borrower.

               SECTION 2.12. REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for Non-Excluded Taxes covered by Section 2.13 and changes in the rate of tax on the overall net income of such Bank);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank that is not otherwise included in the determination of the Eurodollar Rate; or

               (iii) shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by an amount that such Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

               (b) If any Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such corporation for such reduction.

               (c) A certificate setting forth such amount or amounts (including computation of such amount or amounts) as shall be necessary to compensate the Bank or its holding company, as determined in paragraph (a) or (b) above, as the case may be, shall be delivered by any Bank to the Borrower (with a copy to the Administrative Agent) and such amount or amounts may be reviewed by the Borrower. Unless the Borrower disagrees in good faith with the computation of the amount or amounts in such certificate, the Borrower shall pay to the Bank, within 10 Business Days after receipt by the Borrower of such certificate delivered by the Bank, the amount shown as due on any such certificate. If the Borrower, after receipt of any such certificate from the Bank, disagrees with the Bank on the computation of the amount or amounts owed to the Bank pursuant to paragraph (a) or (b) above, the Bank and the Borrower shall negotiate in good faith to resolve such disagreement promptly. In either case, however, the Bank shall have a duty to mitigate the damages that may arise as a consequence of paragraph (a) or (b) above to the extent that such mitigation will not, in the judgment of the Bank, entail any cost or disadvantage to the Bank that the Bank is not reimbursed or compensated for by the Borrower.

               (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to any other period; provided that if any Bank fails to make such demand within 45 days after it obtains knowledge of the event giving rise to the demand such Bank shall, with respect to amounts payable pursuant to this Section 2.12 resulting from such event only be entitled to payment under this Section 2.12 for such costs incurred or reduction in amounts or return on capital from and after the date 45 days prior to the date that such Bank does make such demand. The protection of this Section 2.12 shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

               SECTION 2.13. TAXES. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Bank as a result of a present or former connection between the Administrative Agent or such Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Bank hereunder, the amounts so payable to the Administrative Agent or such Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Bank with respect to any Non-Excluded Taxes (i) that are attributable to such Bank's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Bank at the time such Bank becomes a party to this Agreement, except to the extent that such Bank's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

               (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Bank as a result of any such failure.

               (d) Each Bank (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "NON U.S. BANK") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Bank from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non U.S. Bank claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non U.S. Bank claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non U.S. Bank on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non U.S. Bank shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non U.S. Bank. Each Non-U.S. Bank shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non U.S. Bank shall not be required to deliver any form pursuant to this paragraph that such Non U.S. Bank is not legally able to deliver.

               (e) A Bank that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Bank is legally entitled to complete, execute and deliver such documentation and in such Bank's judgment such completion, execution or submission would not materially prejudice the legal position of such Bank.

               (f) If the Administrative Agent or any Bank determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.13, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this
Section 2.13 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, that the Borrower, upon the request of the Administrative Agent or such Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Bank in the event the Administrative Agent or such Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

               (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               SECTION 2.14. INDEMNITY. The Borrower agrees to indemnify each Bank for, and to hold each Bank harmless from, any loss or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Bank) that would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Bank shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               SECTION 2.15. CHANGE OF LENDING OFFICE. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 2.12 or 2.13(a) with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; PROVIDED, that such designation is made on terms that, in the sole judgment of such Bank, cause such Bank and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Bank pursuant to Section 2.12 or 2.13(a).

               SECTION 2.16. MANDATORY ASSIGNMENT; COMMITMENT TERMINATION. In the event any Bank delivers to the Administrative Agent or the Borrower, as appropriate, a certificate in accordance with Section 2.12(c), or the Borrower is required to pay any additional amounts or other payments in accordance with
Section 2.13, the Borrower may, at its own expense, and in its sole discretion require such Bank to transfer and assign in whole, without recourse (in accordance with Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Bank, if a Bank accepts such assignment); PROVIDED that (a) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (b) the Borrower or such assignee shall have paid to the assigning Bank in immediately available funds the amounts owed to it hereunder.

                                   ARTICLE III

                                LETTERS OF CREDIT

               SECTION 3.01. L/C COMMITMENT. (a) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Banks set forth in Section 3.03(a), agrees to issue, renew and extend letters of credit issued under the Existing L/C Agreement as set forth on Schedule 3.01 and new letters of credit (collectively, the "LETTERS OF CREDIT") for the account of the Borrower on any

Business Day during the Availability Period in such form as may be approved from time to time by the relevant Issuing Bank; PROVIDED that such Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, renewal or extension, as the case may be, (i) the Aggregate Exposure would exceed the Total Commitment, (ii) the Aggregate Exposure of any Bank would exceed such Bank's Commitment or (iii) the L/C Obligations of such Issuing Bank would exceed $200,000,000; PROVIDED, that clause (iii) shall not apply to JPMorgan Chase Bank, N.A., in its capacity as Issuing Bank. Each Letter of Credit shall (A) be denominated in Dollars or in an Alternate Currency and (B) expire no later than the date that is three years after its date of issuance, renewal or extension.

               (b) Each Issuing Bank shall not at any time be obligated to issue, renew or extend any Letter of Credit if such issuance, renewal or extension would conflict with, or cause such Issuing Bank or any Bank to exceed any limits imposed by, any applicable Requirement of Law.

               SECTION 3.02. PROCEDURE FOR ISSUANCE AND RENEWAL OF LETTER OF CREDIT. (a) The Borrower or any Wholly Owned Subsidiary may from time to time request that an Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may customarily request. Upon receipt of any Application, such Issuing Bank shall notify the Administrative Agent of such request and will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures. Subject to the conditions set forth in Section 5.02 and to confirmation by the Administrative Agent that the issuance of such Letter of Credit shall not cause the Aggregate Exposure to exceed the Total Commitment, such Issuing Bank shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Bank and the Borrower or such Wholly Owned Subsidiary. Each Issuing Bank shall furnish a copy of any Letter of Credit issued by such Issuing Bank to the Borrower or such Wholly Owned Subsidiary promptly following the issuance thereof. Each Issuing Bank shall promptly furnish to the Administrative Agent, which shall in turn periodically furnish to the Banks, notice of the issuance of each Letter of Credit issued by such Issuing Bank (including the issuance date, identification number, amount, expiry date and beneficiary thereof and notice of any increase, extension or expiry thereof).

               (b) Promptly upon receipt of any request from or on behalf of a beneficiary for renewal of any of its Letters of Credit, or notice from or on behalf of a beneficiary of its intent to draw upon non-renewal of any of its Letters of Credit, and in any event prior to renewal of any of its Letters of Credit (and if practicable, at least 10 Business Days prior to renewal), the Issuing Bank that issued such Letters of Credit shall give notice of such possible renewal to the Borrower. The Borrower shall (and if possible, at least 5 Business Days prior to the earlier of the date on which a request for renewal is required to be made or the permissible draw date of such Letter of Credit (each, a "REQUEST DEADLINE")), advise such Issuing Bank and the Administrative Agent promptly as to whether the Borrower is requesting such Issuing Bank to renew such Letter of Credit or not. Subject to the terms and conditions hereof, including satisfaction of the conditions set forth in Section 5.02, confirmation by the Administrative Agent that the renewal of such Letter of Credit shall not cause the Aggregate Exposure to exceed the Total Commitment and receipt by such Issuing Bank of any other certificates, documents and other papers and information relating thereto as such Issuing Bank may customarily request, if the Borrower requests any Letter of Credit to be renewed, the Issuing Bank hereby agrees to renew such Letter of Credit; PROVIDED that any request for renewal is received by such Issuing Bank by the Request Deadline.

               (c) If any Letter of Credit is renewed in accordance with the terms hereof, the Issuing Bank that issued such Letter of Credit shall effect such renewal in an appropriate manner generally in accordance with its customary procedures or as otherwise may be agreed to by such Issuing Bank and the Borrower. Each Issuing Bank shall give notice of the renewal of any Letter of Credit issued by such Issuing Bank to the Borrower promptly following the renewal thereof. Each Issuing Bank shall promptly furnish to the Borrower and the Administrative Agent, which shall in turn furnish to the other Banks on a quarterly basis within 30 days after the end of each calendar quarter, notice of the renewal of each Letter of Credit issued by such Issuing Bank (including the issuance date, identification number, amount, expiry date and beneficiary thereof and notice of any increase, extension or expiry thereof).

               (d) If a request to renew a Letter of Credit has not been received by the Issuing Bank by the Request Deadline applicable to such Letter of Credit, or if the Borrower has requested that such Issuing Bank not renew such Letter of Credit, such Letter of Credit shall be permitted to expire in accordance with the terms thereof. Each Issuing Bank shall give notice of the expiration of any Letter of Credit issued by such Issuing Bank to the Borrower promptly following the expiration thereof. Each Issuing Bank shall promptly furnish to the Administrative Agent, which shall in turn furnish to the other Banks on a quarterly basis within 30 days after the end of each calendar quarter, notice of the expiration of any Letter of Credit issued by such Bank.

               (e) At the request of the Borrower, any Issuing Bank may, at its option, at any time redesignate any outstanding Letter of Credit issued, renewed or extended by it hereunder as a letter of credit not having been issued, renewed or extended hereunder. Upon such redesignation, such Letter of Credit shall for all purposes of the Credit Documents be treated as though it had expired at the time of such redesignation, and such Issuing Bank shall give the notice to the Administrative Agent regarding the expiration of such Letter of Credit in accordance with Section 3.02(d).

               (f) Notwithstanding anything to the contrary set forth herein, any Letter of Credit issued, renewed or extended at the request of any Wholly Owned Subsidiary shall be for the account of the Borrower, who shall be and remain liable for all obligations arising thereunder and in respect thereof.

               SECTION 3.03. PARTICIPATIONS. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each Bank, and, to induce each Issuing Bank to issue Letters of Credit, each Bank irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Bank, on the terms and conditions set forth below, for such Bank's own account and risk an undivided interest equal to such Bank's Commitment Percentage in each Issuing Bank's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by such Issuing Bank thereunder. Each Bank agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Bank shall pay to such Issuing Bank upon demand at such Issuing Bank's address for notices specified herein an amount equal to the product of such Bank's Commitment Percentage multiplied by the amount of such draft, or any part thereof, that is not so reimbursed. With respect to any Letter of Credit issued in an Alternate Currency, unless such Alternate Currency is specifically listed in the definition of "Alternate Currency" set forth in Section 1.01 or all of the Banks have agreed to the Alternate Currency in which such Letter of Credit has been issued, no such demand shall be made by the relevant Issuing Bank prior to its electing to convert the reimbursement payment to Dollars as contemplated by Section 3.04; PROVIDED that any Bank that is unable to make the payment required to be made by it to the Issuing Bank pursuant to the preceding sentence in the relevant Alternate Currency may make such payment in Dollars, as calculated in accordance with the relevant exchange rate determined by such Issuing Bank. Each Bank's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Bank may have against such Issuing Bank, the Borrower or any other Person for any reason whatsoever,

(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5.02, (iii) any adverse change in the condition (financial or otherwise) of the Borrower,
(iv) any breach of this Agreement or any other Credit Document by the Borrower, any other Credit Party or any other Bank, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

               (b) If any Issuing Bank shall not have been reimbursed in full for any L/C Disbursement made by such Issuing Bank under any Letter of Credit on the date of such L/C Disbursement, such Issuing Bank shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each other Bank of such non-reimbursement, the amount thereof and, the amount of such Bank's PRO RATA portion (according to such Bank's Commitment Percentage) of such unreimbursed L/C Disbursement. The amounts set forth in such notice shall be conclusive in the absence of manifest error. Upon receipt of such notice from the Administrative Agent, each Bank shall pay to the relevant Issuing Bank, directly, the amount due by such Bank therein no later than 3:00 P.M., New York City time, on the day such notice is received by such Bank if such notice is received at or prior to 12:00 Noon, New York City time, on any Business Day, or no later than 12:00 Noon, New York City time, on the next succeeding Business Day if such notice is received after 12:00 Noon, New York City time, by such Bank on a Business Day. If any amount required to be paid by any Bank to any Issuing Bank pursuant to this Section 3.03 in respect of any unreimbursed portion of an L/C Disbursement is paid within three Business Days after the date such payment is due, such Bank shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date of such L/C Disbursement to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any Bank pursuant to this Section
3.03 is not made available to such Issuing Bank by such Bank within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such Bank, on demand, such amount with interest thereon calculated from such due date at the Alternate Base Rate. A certificate of any Issuing Bank submitted to any Bank with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

               (c) Whenever, at any time after any Issuing Bank has made an L/C Disbursement under any Letter of Credit and has received from any Bank its pro RATA share of such payment in accordance with this Section 3.03, such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise including collateral or proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such Bank its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such Bank shall return to such Issuing Bank the portion thereof previously distributed by such Issuing Bank to it.

               (d) If any Bank shall fail to make any payment required to be made by it pursuant to this Section 3.03, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent or an Issuing Bank with instructions from the Administrative Agent for the account of such Bank to satisfy such Bank's obligations under such Sections until all such unsatisfied obligations are fully paid.

               SECTION 3.04. REIMBURSEMENT. If any Issuing Bank shall make any L/C Disbursement in respect of any Letter of Credit, the Borrower shall reimburse such Issuing Bank for the amount of (i) such L/C Disbursement and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment, not later than 12:00 Noon, New York City time, on (A) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received on such day prior to 10:00 A.M., New York City time, or (B) if clause (A) above does not apply, the Business Day immediately following the day that the Borrower receives such notice. Each such payment shall be made to such Issuing Bank at its address for notices referred to herein in Dollars or Alternate Currency, as applicable (except that, in the case of any Letter of Credit denominated in any Alternate Currency, in the event that such payment is not made to such Issuing Bank within three Business Days of the date of receipt by the Borrower of such notice, upon notice by such Issuing Bank to the Borrower (or, in the case of the existence of an Event of Default described in paragraph (h) or (i) of Article IX hereof as of such third Business Day), such payment shall be made in Dollars, in an amount equal to the USD Equivalent of the amount of such payment converted on the date of such notice (or such third Business Day) and in immediately available funds. Any conversion by any Issuing Bank of any payment to be made by the Borrower in respect of any Letter of Credit denominated in an Alternate Currency into Dollars in accordance with this Section 3.04(a) shall be conclusive and binding upon the Borrower and the Banks in the absence of manifest error; PROVIDED that upon the request of any Bank, such Issuing Bank shall provide to such Bank a certificate including reasonably detailed information as to the calculation of such conversion. Each Issuing Bank shall promptly notify the Administrative Agent of each L/C Disbursement in respect of any Letter of Credit issued by it and each payment on account thereof.

               SECTION 3.05. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Bank, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Bank that to the extent permitted by law such Issuing Bank shall not be responsible for, and the Borrower's obligations to reimburse L/C Disbursements as provided in Section 3.04 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. Each Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Bank, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Bank. The Borrower agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank or the related drafts or documents, if done in the absence of gross negligence or willful misconduct by such Issuing Bank, shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower.

               SECTION 3.06. DISBURSEMENT PROCEDURES. If any draft shall be presented for payment under any Letter of Credit, each Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of each Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment conform in all material respects with such Letter of Credit.

               SECTION 3.07. APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

               SECTION 3.08. FEES AND OTHER CHARGES. (a) The Borrower will pay to each Bank, through the Administrative Agent, a fee on all outstanding Letters of Credit at a per annum rate equal to the L/C Fee Rate, such fee to be shared ratably among the Banks and to be payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to each Issuing Bank for its own account a fronting fee of 12.5 basis points per annum on the undrawn and unexpired amount of each Letter of Credit, such fee payable quarterly in arrears on each Fee Payment Date after the issuance date.

               (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

               SECTION 3.09. CASH COLLATERALIZATION. (a) If, due to exchange rate fluctuations or for any reason whatsoever, the Aggregate Exposure exceeds the amount of the Total Commitment, the Borrower shall prepay the outstanding Loans (without being subject to any restrictions or additional payments under Section 2.05) or deposit in an account with the Administrative Agent (the "CASH COLLATERAL ACCOUNT") an amount of cash equal to such portion of the Aggregate Exposure that is in excess of the Total Commitment within one Business Day of the Aggregate Exposure so exceeding the amount of the Total Commitment and within one Business Day of any increase in such excess. Any deposits to be made into the Cash Collateral Account in accordance with the terms of this Section 3.09(a) shall be in minimum amounts of $500,000 and multiples of $500,000 thereafter, notwithstanding that any such deposit may be greater than what would otherwise be required under this Section 3.09(a).

               (b) On the Termination Date and as required as a result of an Event of Default, the Borrower shall deposit an amount in Dollars into the Cash Collateral Account equal to 100% of the Aggregate Exposure on such date after giving effect to any payment of the Loans. Notwithstanding anything to the contrary in this Section 3.09, the obligation to deposit cash collateral in an amount equal to 100% of the Aggregate Exposure on such date shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of an Event of Default with respect to the Borrower described in paragraphs (h) or (i) of Article IX.

               (c) If on any date the amount then on deposit in the Cash Collateral Account is greater than 100% of the Aggregate Exposure on such date plus any accrued and unpaid interest thereon on such date, such excess amount shall be returned to the Borrower within one Business Day of the Borrower's request therefor; PROVIDED that the Administrative Agent shall have no obligation to transfer any such amount to the Borrower unless the aggregate amount to be returned to the Borrower shall equal at least $500,000.

               (d) The Cash Collateral Account and all deposits therein shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Funds held in the Cash Collateral Account shall be invested in time deposits selected by the Administrative Agent or in Permitted Investments to be agreed upon by the Borrower and the Administrative Agent, in each case, at the Borrower's risk and expense. Other than any interest earned on the investment of such deposits in Permitted Investments, such deposits shall not bear interest. Subject to Section 3.09(b), interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Bank ratably for L/C Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Aggregate Exposure at such time. As security for the payment and performance of the Obligations under this Agreement, the Borrower hereby agrees to pledge, assign and transfer to the Administrative Agent for the benefit of the Banks, and hereby creates and grants to the Administrative Agent a security interest in the Cash Collateral Account created pursuant to this Section and all deposits, cash and other investments therein. At the request of the Administrative Agent, the Borrower shall execute and deliver to the Administrative Agent such documents as the Administrative Agent deems necessary or advisable to grant to the Administrative

Agent for the benefit of the Banks a perfected security interest in the Cash Collateral Account and all deposits, cash and other investments therein as security for the payment and performance of the Obligations under this Agreement.

               (e) Beyond the exercise of reasonable care in the custody thereof, the Administrative Agent shall have no duty as to any cash collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the cash collateral in its possession if the cash collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the cash collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Administrative Agent in good faith, absent any gross negligence or willful misconduct by the Administrative Agent. All expenses and liabilities incurred by the Administrative Agent in connection with taking, holding and disposing of any cash collateral (including customary custody and similar fees with respect to any cash collateral held directly by the Administrative Agent) shall be paid by the Borrower from time to time upon demand and presentment of invoices and other documents evidencing such costs and expenses.

               (f) The Borrower may, at its option, fully cash collateralize any outstanding Letter of Credit by depositing an amount in Dollars in the Cash Collateral Account equal to 100% of the L/C Obligations (if any) of such Letter of Credit. Any cash collateralization by the Borrower pursuant to this Section 3.09(f) shall be irrevocable.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

               The Borrower represents and warrants to each of the Banks that:

               SECTION 4.01. ORGANIZATION; POWERS. The Borrower and each of its Material Domestic Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Credit Document to which it is a party and, in the case of the Borrower, to authorize the extensions of credit, request the issuance of Letters of Credit and to reimburse Obligations hereunder.

               SECTION 4.02. AUTHORIZATION. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the extensions of credit to the Borrower hereunder (collectively, the "TRANSACTIONS") (a) have been duly authorized by all requisite corporate actions and (b) will not (i) violate (A) any provision of any Requirement of Law (including the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of the Borrower or any of its Subsidiaries, (B) any order of any Governmental Authority or (C) any material Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or by which the

Borrower, any of its Subsidiaries or any of their property is or may be bound,
(ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such material Contractual Obligation or (iii) result in the creation or imposition of any Lien upon any property or assets of the Borrower or any of its Subsidiaries (other than pursuant to the Security Documents).

               SECTION 4.03. ENFORCEABILITY. Each Credit Document has been duly executed and delivered by each Credit Party party thereto and constitutes a valid and legally binding obligation of each such Credit Party enforceable against each such Credit Party in accordance with its terms.

               SECTION 4.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except as necessary to perfect Liens granted under the Security Documents.

               SECTION 4.05. FINANCIAL STATEMENTS. (a) The Borrower has heretofore furnished to the Administrative Agent and the Banks copies of its consolidated financial statements as of and for the fiscal year ended September 30, 2005, as included in the Borrower's report on Form 10-K dated December 14, 2005, and for the quarters ended December 31, 2005 and March 31, 2006, as included in the Borrower's reports on Form 10-Q dated February 8, 2006 and May 9, 2006, respectively. Such financial statements present fairly, in all material respects, the consolidated financial condition and the results of operations of the Borrower as of such dates in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has any material Guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that would be required to be reflected in the most recent financial statements referred to in this paragraph and are not so reflected.

               (b) Since September 30, 2005, there has been no material adverse change in the business, assets, operations, or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole. It is understood that a change in the Borrower Debt Ratings or other credit ratings by any rating agency shall not, in and of itself, constitute such a material adverse change.

               SECTION 4.06. PROPERTIES. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the business of the Borrower and its Subsidiaries, taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

               (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of the Borrower and its Subsidiaries, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 4.07. LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (except as disclosed in the financial statements referred to in Section 4.05(a)) or (ii) that involve any Credit Document or the Transactions.

               (b) Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

               SECTION 4.08. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

               SECTION 4.09. FEDERAL RESERVE REGULATIONS. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

               SECTION 4.10. INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

               SECTION 4.11. TAXES. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 4.12. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

               SECTION 4.13. LABOR MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from either the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

               SECTION 4.14. SUBSIDIARIES. As of the Effective Date, (a)
Schedule 4.14 sets forth the name and jurisdiction of incorporation of each Material Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock directly owned by any Credit Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options or rights granted to employees, directors or consultants and directors' qualifying shares) of any nature relating to any Capital Stock of any Material Subsidiary, except as created by the Security Documents.

               SECTION 4.15. USE OF PROCEEDS. The proceeds of the Loans shall be used to finance the working capital needs and general corporate purposes of the Borrower and its Subsidiaries

(including, but not limited to, payment of reimbursement obligations under Section 3.04 hereof). All Letters of Credit shall be used to support the business of the Borrower and its Subsidiaries, as engaged in by them as of the Effective Date and reasonable extensions thereof including but not limited to the replacement of existing letters of credit of Lucent or any Subsidiary.

               SECTION 4.16. NO MATERIAL MISSTATEMENTS. No report, financial statement or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Bank pursuant to Section 4.05 or 6.02 hereof contains as of the Effective Date in the case of Section 4.05, or will contain as of the date furnished in the case of Section 6.02, any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading; PROVIDED, that the projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Banks that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

               SECTION 4.17. SECURITY DOCUMENTS. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of any Pledged Stock described in the Guarantee and Collateral Agreement that is a certificated security, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and, in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings and actions contemplated to be made or taken by the Guarantee and Collateral Agreement are made or taken, the Guarantee and Collateral Agreement shall constitute to the extent contemplated by the Guarantee and Collateral Agreement, a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.02).

               (b) Each Mortgage that has been executed and delivered by a Credit Party is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the properties described therein and proceeds thereof, the property description included in each such Mortgage is complete and correct in all material respects and, when the Mortgages are filed in the offices specified on Schedule 4.17(b) (or, in the case of Mortgages delivered after the Effective Date, such filing offices as shall be notified by the Borrower to the Collateral Agent), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, except Liens permitted by Section 7.02. Schedule 1.01B lists each parcel of real property in the United States owned in fee simple by the Borrower or any Subsidiary as of the Effective Date that meets the criteria specified on said Schedule.

               (c) The Cash Collateral Agreement that has been executed and delivered by the Borrower is effective to establish "control" within the meaning of Article 8 or Article 9, as the case may be, of the Uniform Commercial Code by the Administrative Agent over the Cash Collateral Account.

               (d) Each Control Agreement described on Schedule 4.17(d) is, and upon the execution and delivery of any additional Control Agreement required to be entered into pursuant to Section 6.12 and the agreement by each bank or securities intermediary that it will comply with entitlement orders or instructions of the Collateral Agent without further consent of the Borrower, each such additional Control Agreement will be, effective to establish "control" within the meaning of Article 8 or Article 9, as the case may be, of the Uniform Commercial Code by the Collateral Agent over the account subject to such Control Agreement.

                                   ARTICLE V

                                   CONDITIONS

               SECTION 5.01. EFFECTIVE DATE. The obligations of the Banks hereunder are subject to the satisfaction of the following conditions (except as expressly provided in such conditions):

               (a) AGREEMENTS. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower, the Existing Banks and the Banks parties hereto, (ii) the ESD Agreement Amendment, executed and delivered by the Administrative Agent, the Borrower and the banks parties thereto, (iii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor,
(iv) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Credit Party and (v) the Collateral Sharing Agreement Amendment, executed and delivered by the Collateral Agent and the Borrower.

               (b) APPROVALS. All governmental and third party approvals necessary in connection with the Transactions shall have been obtained and be in full force and effect.

               (c) FEES. The Banks and the Administrative Agent shall have received all Commitment Fees (as defined in the Existing L/C Agreement) and all fees described in Section 2.08(a) of the Existing L/C Agreement in each case accrued and unpaid as of the Effective Date, all other fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date.

               (d) CLOSING CERTIFICATE. The Administrative Agent shall have received a certificate of each Credit Party, dated the Effective Date, substantially in the form of Exhibit E, with appropriate insertions and attachments.

               (e) LEGAL OPINIONS. The Administrative Agent shall have received the following executed legal opinions:

          (i) the legal opinion of Sidley Austin LLP, counsel to the Borrower, substantially in the form of Exhibit F-1; and

          (ii) the legal opinion of in-house counsel to the Borrower, substantially in the form of Exhibit F-2.

Each such legal opinion shall cover such other matters incident to the Transactions as the Administrative Agent may reasonably require.

          (f) CASH COLLATERAL AGREEMENT. With respect to the Cash Collateral Account, the Administrative Agent shall have received an amended and restated cash collateral agreement, duly executed by the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, which agreement shall grant the Administrative Agent exclusive dominion and control over the Cash Collateral Account (the "CASH COLLATERAL AGREEMENT").

          (g) PLEDGED STOCK AND STOCK POWERS. To the extent not already held by the Collateral Agent, the Collateral Agent shall have received, to the extent required by the Guarantee and Collateral Agreement, the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; PROVIDED, that no such certificates shall be required to be delivered on the Effective Date. If the closing of the Alcatel Merger shall not occur by or before March 31, 2007, then the Borrower shall be required to satisfy the requirements of this Section 5.01(g) by or before April 30, 2007.

          (h) FILING, REGISTRATIONS AND RECORDINGS. Each document (including any Uniform Commercial Code financing statement) required by the Guarantee and Collateral Agreement or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation; PROVIDED, that any additional filing with the U.S. Patent Office shall not be required to filed, registered or recorded on the Effective Date. If the closing of the Alcatel Merger shall not occur by or before March 31, 2007, then the Borrower shall be required to satisfy the requirements of this Section 5.01(h) with respect to any additional filing with the U.S. Patent Office by or before April 30, 2007.

          (i) INSURANCE. The Collateral Agent shall have received insurance certificates satisfying the requirements of Section 5.2 of the Guarantee and Collateral Agreement.

          SECTION 5.02. EACH EXTENSION OF CREDIT. The agreement of each Bank to make any extension of credit requested to be made by it on any date (including its initial extension of credit), is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Credit Parties set forth in the Credit Documents shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

          (b) The Borrower shall be in compliance with all the terms and provisions set forth in the Credit Documents in all material respects (including the financial covenant set forth below), and at the time of and immediately after such Credit Event, as applicable, no Event of Default or Default shall have occurred and be continuing.

Each borrowing by, and issuance of a Letter of Credit on behalf of, the Borrower hereunder shall be deemed to constitute a representation and warranty by the Borrower as of the date of such extension as to the matters specified in this
Section 4.02.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

           So long as this Agreement shall remain in effect, the Borrower covenants and agrees with each Bank and the Administrative Agent that until the Commitments have expired or been terminated, all Letters of Credit shall have expired or terminated, all Loans or L/C Disbursements shall have been reimbursed, and all fees and other amounts payable hereunder shall have been paid in full, unless the Required Banks shall otherwise consent in writing:

          SECTION 6.01. EXISTENCE. The Borrower and each of its Material Domestic Subsidiaries will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 7.03 or, in the case of Subsidiaries, to the extent necessary to facilitate intercompany reorganizations that do not materially adversely affect the interests of the Banks.

          SECTION 6.02. FINANCIAL STATEMENTS, REPORTS, ETC. The Borrower will furnish to the Administrative Agent and each Bank:

         (a) prior to the consummation of the Alcatel Merger, no later than the date on which such statements are required to be filed with the SEC, its consolidated balance sheets and the related statements of income and cash flows, showing its consolidated financial condition as of the close of such fiscal year and the consolidated results of its operations during such year, all audited by PricewaterhouseCoopers LLP or other independent auditors of recognized national standing and accompanied by an opinion of such auditors to the effect that such consolidated financial statements fairly present its financial condition and results of operations on a consolidated basis in accordance with GAAP consistently applied, except as noted therein;

          (b) (i) prior to the consummation of the Alcatel Merger, no later than the date on which such statements are required to be filed with the SEC, its consolidated balance sheets and related statements of income and cash flows for each of the first three fiscal quarters of each fiscal year, showing its consolidated financial condition as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of such fiscal year, together with the certification by one of its Financial Officers as required under Section 302 of the Sarbanes-Oxley Act; and (ii) upon and following the consummation of the Alcatel Merger, no later than 60 days following the end of any of the first three fiscal quarters of each fiscal year or 75 days following the end of the fiscal year, (x) for the fiscal quarter during which the Alcatel Merger is consummated, its unaudited consolidated balance sheet as of the close of such fiscal quarter, and (y) for any other fiscal quarter, its unaudited consolidated balance sheet and the related statement of income, showing its consolidated financial condition as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter, in each case in addition to such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Bank (through the Administrative Agent) may reasonably request in accordance with Section 6.02(h);

          (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer certifying that no Event of Default or Default has occurred (including pursuant to the financial covenant contained in Article VIII as demonstrated in reasonable detail) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

          (d) promptly after the same become publicly available, copies of all reports filed by it with the SEC (other than reports on Form 8-K which are filed solely for the purpose of filing exhibits), or any Governmental Authority succeeding to any of or all the functions of the SEC, or distributed to its shareholders, as the case may be, including, following the consummation of the Alcatel Merger, any Form 20-F filings;

          (e) as soon as available, and in any event no later than the fifteenth day of each month, a report substantially in the form of Exhibit G providing (i) for each account subject to a Control Agreement, the institution where each such account is held and the bank balance of each such account as of the last day of the previous month, (ii) information as to all cash held by the Borrower and its Subsidiaries as of the end of the previous month, including a designation of whether such cash is restricted or freely available, the amount of available cash maintained in domestic and foreign accounts, and the amount of such cash held in accounts not subject to Control Agreements, (iii) a list of Permitted Investments held by the Borrower or any Subsidiary on the last day of the previous month, the type of each such Permitted Investment and the value of such Permitted Investment on the last day of the previous month; and (iv) a calculation demonstrating compliance with Section 7.01(b); PROVIDED, that upon and following the consummation of the Alcatel Merger, the Borrower shall not be required to comply with clauses (ii) and (iii) of this Section 6.02(e);

          (f) as soon as available, and in any event no later than 30 days after the end of each fiscal quarter (i) a list of each item of External Sharing Debt (other than External Sharing Debt described in clause (e) of the defined term "External Sharing Debt") outstanding on the last Business Day of such quarter including, where applicable, the outstanding amount thereof, (ii) a list of the Material Subsidiaries in existence on the last Business Day of such quarter and
(iii) an updated version of Schedule 5 to the Guarantee and Collateral Agreement; PROVIDED, that upon and following the consummation of the Alcatel Merger, the Borrower shall not be required to comply with this Section 6.02(f);

          (g) as soon as available, and in any event no later than 30 days after the end of each fiscal year, an updated version of Schedule 4 to the Guarantee and Collateral Agreement; PROVIDED, that upon and following the consummation of the Alcatel Merger, the Borrower shall not be required to comply with this
Section 6.02(g); and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Bank (through the Administrative Agent) may reasonably request.

Reports and financial statements required to be delivered pursuant to paragraphs
(a), (b) and (d) of this Section 6.02 shall be deemed to have been delivered on the date on which the Borrower posts such reports, or reports containing such financial statements, on the Borrower's website on the Internet at www.lucent.com or when such reports, or reports containing such financial statements, are posted on the SEC's website at www.sec.gov; provided that the Borrower shall deliver paper copies of the reports and financial statements referred to in paragraphs (a), (b) and (d) of this Section 6.02 to the Administrative Agent or any Bank who requests the Borrower to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Bank.

          SECTION 6.03. MAINTAINING RECORDS. The Borrower will record, summarize and report all financial information in accordance with GAAP (prior to the consummation of the Alcatel Merger) or IFRS (upon and following the consummation of the Alcatel Merger), as applicable, for the purpose of issuing the financial statements as required pursuant to Sections 6.02(a) and (b).

          SECTION 6.04. NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Administrative Agent and each Bank prompt written notice, of the following:

          (a) the occurrence of any Default;

          (b) any change in any Borrower Debt Rating;

          (c) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that has a reasonable possibility of being adversely determined and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $100,000,000; and

          (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

           Each notice delivered under this Section (other than clause (b) above) shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 6.05. EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit the Alcatel Merger or any other merger, consolidation, liquidation or dissolution permitted under Section 7.03 or, in the case of Subsidiaries, undertaken in connection with Investments structured as mergers or consolidations or to facilitate intercompany reorganizations that do not materially adversely affect the interests of the Banks.

          SECTION 6.06. PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP (or, after the Alcatel Merger, IFRS) and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 6.07. MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          SECTION 6.08. INSPECTION RIGHTS. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Bank, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and (after reasonable prior notice to the Borrower and subject to the Borrower's right to participate in such discussions) independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 6.09. COMPLIANCE. The Borrower will, and will cause each of its Subsidiaries to, comply with all Requirements of Law (including Environmental Laws) and Contractual Obligations applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 6.10. USE OF PROCEEDS. The Borrower will use the Loans and Letters of Credit only for the purposes set forth in Section 4.15.

          SECTION 6.11. ADDITIONAL SUBSIDIARY GUARANTORS AND COLLATERAL. From the Effective Date until the consummation of the Alcatel Merger, the Borrower shall be required to:

          (a) With respect to any property acquired after the Effective Date by the Borrower or any Subsidiary Guarantor (other than (x) any real property or Capital Stock or (y) any property subject to a Lien expressly permitted by
Section 7.02) as to which the Collateral Agent for the benefit of the Secured Parties, does not have a perfected Lien, the Borrower or such Subsidiary Guarantor, as applicable, will promptly (i) execute and deliver such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties, a security interest in such property and (ii) to the extent required by the Guarantee and Collateral Agreement, take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property of the type contemplated by the Guarantee and Collateral Agreement, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee interest in any real property meeting the criteria specified in Schedule 1.01B acquired after the Effective Date by the Borrower or any Subsidiary Guarantor (other than the Excluded Real Property and any such real property subject to a Lien expressly permitted by Section 7.02), promptly (i) execute and deliver a Mortgage, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent title insurance policies, flood insurance and customary legal opinions relating to such Mortgage, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any Domestic Subsidiary that becomes a Material Subsidiary after the Effective Date, promptly (i) execute and deliver such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Credit Party, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Credit Party (it being understood and agreed that prior to the consummation of the Alcatel Merger, the Borrower shall not be required to comply with clause (ii) of this Section 6.11(c); PROVIDED, that if the closing of the Alcatel Merger shall not occur by or before March 31, 2007, then the Borrower shall be required to satisfy the requirements of clause
(ii) of this Section 6.11(c) by or before April 30, 2007), (iii) in the case of any Wholly Owned Subsidiary (other than any Receivables Subsidiary or Real Estate Subsidiary), cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to the extent required by the Guarantee and Collateral Agreement, to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary of the type contemplated by the Guarantee and Collateral Agreement, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit E, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any direct Subsidiary of any Credit Party that becomes a Material Foreign Subsidiary after the Effective Date, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in the Capital Stock of such new Subsidiary that is owned by any Credit Party having the priority contemplated by the Guarantee and Collateral Agreement (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Credit Party, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Collateral Agent's security interest therein (it being understood and agreed that prior to the consummation of the Alcatel Merger, the Borrower shall not be required to comply with clause (ii) of this Section 6.11(d); PROVIDED, that if the closing of the Alcatel Merger shall not occur by or before March 31, 2007, then the Borrower shall be required to satisfy the requirements of clause (ii) of this Section 6.11(d) by or before April 30, 2007), and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          SECTION 6.12. COLLATERAL MATTERS. The Borrower shall cause at all times an aggregate amount of at least $1,000,000,000 of cash and Permitted Investments to be held in deposit or custody accounts that are subject to control agreements, duly executed by the Borrower or its relevant Subsidiary and the applicable bank or other financial institution at which each such account is maintained, in form and substance reasonably satisfactory to the Administrative Agent (each a "CONTROL AGREEMENT"), and which agreements shall grant the Collateral Agent exclusive dominion and control over such accounts and entitle the Collateral Agent to block any withdrawal of assets therefrom upon the occurrence and during the continuance of an Event of Default.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

           So long as this Agreement shall remain in effect, the Borrower covenants and agrees with each Bank and the Administrative Agent that until the Commitments have expired or been terminated, all Letters of Credit shall have expired or terminated, all Loans or L/C Disbursements shall have been reimbursed, and all fees and other amounts payable hereunder shall have been paid in full, unless the Required Banks shall otherwise consent in writing:

          SECTION 7.01. INDEBTEDNESS.

          (a) The Borrower will not, and will not permit any Subsidiary (other than any Excluded Subsidiary) to, create, incur, assume or permit to exist Indebtedness or other obligations of the Borrower or any Subsidiary incurred after the Effective Date that is secured by a Lien on cash or Permitted Investments ("CASH COLLATERALIZED DEBT") in an aggregate amount exceeding $500,000,000 at any time outstanding; PROVIDED that Cash Collateralized Debt shall not include (i) Indebtedness incurred hereunder and under the ESD Agreement (and any extensions thereof), (ii) obligations not to exceed an aggregate amount of $478 million that are secured as of July 31, 2006 by existing restricted cash balances (and any renewals thereof to the extent the amount so renewed is not increased) and (iii) obligations secured by pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, officers' and directors' insurance and other social security laws or regulations.

          (b) The Borrower will not permit, at any time, the aggregate amount of
(i) the Commitments hereunder and (ii) External Sharing Debt outstanding under the ESD Agreement, to exceed $1,500,000,000.

          SECTION 7.02. LIENS. The Borrower will not, and will not permit any Domestic Subsidiary (other than any Excluded Subsidiary and any Alcatel Subsidiary) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Permitted Encumbrances;

          (b) any judgment Lien in respect of a judgment for the payment of money, PROVIDED that at no time shall the aggregate liability in respect of all outstanding judgment Liens that have been outstanding for more than 60 consecutive days exceed $100,000,000;

          (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Effective Date and (in the case of any such Liens on any property owned by a Credit Party as of the Effective Date) set forth in
Schedule 7.02; PROVIDED that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary, or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and
(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; PROVIDED that (i) such security interests secure Indebtedness financing such acquisition, construction or improvement,
(ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

          (f) Liens securing Indebtedness and other obligations secured as and to the extent permitted by Section 7.01;

          (g) Liens incurred pursuant to sale-leaseback transactions or CMO Transactions that are arms'-length transactions;

          (h) Liens on Excluded Foreign Collateral, Excluded Real Property or other assets that do not constitute Collateral;

          (i) Liens created by the Security Documents; and

          (j) the assignment or sale from time to time by the Borrower and its Domestic Subsidiaries of any accounts receivable, PROVIDED that such assignments or sales (i) relate to any Excluded Foreign Collateral, Excluded Real Property or other assets that do not constitute Collateral or (ii) are made in connection with the compromise or collection thereof or as permitted pursuant to Section 11.13(a).

          SECTION 7.03. FUNDAMENTAL CHANGES. The Borrower will not merge into or consolidate with any other Person, or permit any other Person (other than a Subsidiary of the Borrower, so long as (a) the Borrower is the survivor thereof and (b) no Default or Event of Default shall be in existence immediately prior thereto or after giving effect thereto) to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Subsidiaries, or liquidate or dissolve, excluding (i) the Alcatel Merger and
(ii) after the Alcatel Merger, any such transaction or series of transactions among Subsidiaries of the Borrower, or among or between any such Subsidiaries and any other subsidiaries of Alcatel, so long as the assets and revenues of the Borrower and the Material Subsidiaries (excluding any Alcatel Subsidiary) taken as a whole are, at the time of determination, equal to or greater than 75% of the consolidated assets and consolidated revenues of the Borrower and the Material Subsidiaries prior to the Alcatel Merger (determined, in the case of revenues, in respect of the most recent period of four consecutive fiscal quarters of the Borrower immediately preceding the Alcatel Merger) (each, a "PERMITTED TRANSACTION").

          SECTION 7.04. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. Excluding (i) the Alcatel Merger and (ii) any Permitted Transaction, the Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger or pursuant to consideration received in connection with a Disposition of assets) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, "INVESTMENTS"), except:

          (a) Permitted Investments;

          (b) Investments in existence on the Effective Date;

          (c) intercompany Investments made in the ordinary course of business by the Borrower or any Subsidiary in the Borrower or any Subsidiary;

          (d) warrants and minority equity investments in customers of the Borrower and its Subsidiaries so long as the Investment to purchase any of the foregoing is not made in cash by the Borrower or any of its Subsidiaries;

          (e) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers of the Borrower and its Subsidiaries;

          (f) loans and advances to officers and employees of the Borrower and its Subsidiaries in the ordinary course of business;

          (g) Investments funded through the issuance of common stock of the Borrower;

          (h) Investments comprised of capital contributions, loans or deferred purchase price (whether in the form of cash, a note or other assets) to any Receivables Subsidiary or Real Estate Subsidiary;

          (i) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed the Investment Basket during the term of this Agreement, PROVIDED, that (i) for the purpose of determining at any time the utilization of such amount by Investments constituting Guarantees, the amount of utilization shall equal the sum of the amount (determined in accordance with the definition of "GUARANTEE") of then outstanding Guarantees plus the amount actually funded after the Effective Date in connection with Guarantees made pursuant to this paragraph and (ii) to the extent that the Borrower receives (A) cash proceeds from any related equity issuances within 60 days prior or subsequent to such Investment or (B) cash proceeds from any subsequent sale or Disposition of such Investment, the amount of the Investment Basket deemed to be utilized as of such date shall be reduced by the amount of such cash proceeds; and

          (j) Investments received as consideration in connection with any Disposition of property, PROVIDED that (i) the aggregate value of Investments so received in connection with any such Disposition shall not exceed 25% of the total consideration (or 100% of the total consideration in the case of a Disposition for total consideration of $25,000,000 or less) received in connection therewith and (ii) such Investments shall become Collateral to the extent required by Section 6.11.

          SECTION 7.05. HEDGING AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities; PROVIDED, that following the consummation of the Alcatel Merger, the Borrower shall not be required to comply with this Section 7.05.

          SECTION 7.06. RESTRICTED PAYMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) each of the Borrower and its Subsidiaries may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of the same class of Capital Stock,
(b) Subsidiaries may declare and pay dividends ratably with respect to their Capital Stock and may make other Restricted Payments to the Borrower or any other Subsidiary, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option or rights plans or other benefit plans for management, employees, directors or consultants of the Borrower and its Subsidiaries, (d) the Borrower may declare and pay dividends on the common stock of the Borrower made in the ordinary course of business at a rate per share not to exceed the rate most recently utilized prior to the Effective Date so long as, at the time of declaration of such dividend, (i) no Event of Default shall be in existence and (ii) either (A) the Borrower has Borrower Debt Ratings of BBB or better from S&P and Baa2 or better from Moody's, in each case on stable watch or the equivalent or (B) Consolidated Operating Income shall have equaled at least $1,800,000,000 for the most recent period of four consecutive fiscal quarters for which the relevant financial information is available (as certified by the Borrower to the Administrative Agent), (e) the Borrower may pay cash dividends on preferred Capital Stock of the Borrower to the extent provided to be made in cash by the terms thereof so long as, before such payment and after giving effect thereto, no Event of Default shall be in existence, (f) the issuer of the Trust Preferred Securities may distribute the 7.75% Convertible Subordinated Debentures as described in the Trust Preferred Offering Memorandum and (g) in connection with any stock split, reverse stock split or the conversion of any Trust Preferred Securities or Convertible Debentures into common stock of the Borrower pursuant to the terms thereof, the Borrower may pay cash instead of issuing "fractional shares" of its common stock.

                                   ARTICLE VIII

                               FINANCIAL COVENANT

           The Borrower agrees with each Bank and the Administrative Agent that until the Commitments have expired or terminated, all Letters of Credit shall have expired or terminated, all Loans or L/C Disbursements shall have been reimbursed or cash collateralized, and all fees and other amounts payable hereunder shall have been paid in full it will not permit the amount of unrestricted cash and Permitted Investments ("AVAILABLE CASH") held by the Borrower and its Subsidiaries at any time to be less than $1,000,000,000, which amount of Available Cash shall be maintained in accounts of the Borrower and the Subsidiary Guarantors that are located in the United States and are, pursuant to
Section 6.12, subject to a Control Agreement.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

          In case of the happening of any of the following events (each an "EVENT OF DEFAULT"):

          (a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any L/C Disbursement or L/C Disbursements in an aggregate amount in excess of $1,000,000 when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or on any reimbursement obligation any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with any Credit Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 3.09, Section 6.05 (with respect to the Borrower's existence), Section 6.10, Section 6.12, Article VII or Article VIII;

          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Banks);

          (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Subsidiary shall become unable, or admit in writing its inability, or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Banks, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

          (m) (i) the Collateral Sharing Agreement or any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Credit Party or any Affiliate of any Credit Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (except (A) as permitted by the applicable Security Document or Section 11.13 or (B) by reason of the failure of the Collateral Agent to maintain possession of any instruments delivered to it or to file or record any documents delivered to it for filing or recording) or (ii) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Credit Party or any Affiliate of any Credit Party shall so assert; or

          (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in paragraphs (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Banks shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) require that all outstanding Letters of Credit be immediately surrendered and terminated or fully cash collateralized pursuant to Section 3.09, and (iii) without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, require that any or all of the Obligations, shall become and be immediately due and payable, (whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), and thereupon all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately; and in case of any event with respect to the Borrower described in clause (h) or (i) above, (x) the Commitments shall automatically terminate, (y) all outstanding Letters of Credit shall be immediately surrendered and terminated or fully cash collateralized pursuant to Section 3.09, and (z) without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, all of the Obligations hereunder shall become and be immediately due and payable, (whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), and thereupon all fees and other Obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE X

                                   THE AGENTS

           In order to expedite the transactions contemplated by this Agreement and the other Credit Documents, JPMorgan Chase Bank, N.A. is hereby appointed to act as Administrative Agent on behalf of the Banks. Each of the Banks hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Bank and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof or of any other Credit Document, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Banks all payments of principal of and interest on the Loans, all payments in respect of any L/C Disbursements and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Banks to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Bank copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

           Neither any Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement or any other Credit Document. Neither Agent shall be responsible to the Banks for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, any other Credit Document or other instruments or agreements. The Administrative Agent may deem and treat the Bank which makes any Loan or the Issuing Bank which issues any Letter of Credit, as the case may be, as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Bank or Issuing Bank, as the case may be, given as provided herein, of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Banks and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Banks. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder or under any other Credit Document and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

           The Banks hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Banks.

           Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent acceptable to the Borrower. If no successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 11.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

           With respect to the Loans made by it hereunder or the Letters of Credit issued by or participated in by it hereunder, as the case may be, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Bank and may exercise the same as though it were not Agent, and each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

           Each Bank agrees (i) to reimburse each Agent, on demand, in the amount of its pro rata share (based on its Commitment Percentage hereunder) of any expenses incurred for the benefit of the Banks by such Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, which shall not have been reimbursed by the Borrower, and (ii) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement, any other Credit Document or any action taken or omitted by it or any of them under this Agreement or any other Credit Document to the extent the same shall not have been reimbursed by the Borrower; PROVIDED that no Bank shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents.

           Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

           Neither the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities in its capacity as such.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

          (a) if to the Borrower, to it at Lucent Technologies Inc., Room 7D-503, 600 Mountain Avenue, Murray Hill, New Jersey 07974, Attention of Director, Corporate Finance (Facsimile No. 908-582-0290), with a copy to Lucent Technologies Inc., Room 6G-232, 600 Mountain Avenue, Murray Hill, New Jersey 07974, Attention of Managing Corporate Counsel - Corporate (Facsimile No. 908-582-2209);

          (b) if to the Administrative Agent, to it at JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of Peter Ling (Facsimile No. 212-270-4676); and

          (c) if to a Bank, to it at its address (or telecopy number) set forth in an Administrative Questionnaire delivered to the Administrative Agent.

           All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01.

          SECTION 11.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by any Credit Party in any Credit Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans and the issuance of any Letter of Credit regardless of any investigation made by the Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated.

          SECTION 11.03. BINDING EFFECT. This Agreement shall become effective when the conditions precedent set forth in Section 5.01 shall have been satisfied, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Bank and their respective successors and assigns.

          SECTION 11.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Bank may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans at the time owing to it and participations in any L/C Disbursement); PROVIDED, HOWEVER, that (i) except in the case of assignments to a Bank or an affiliate of a Bank, the Administrative Agent, each Issuing Bank and the Borrower (except after the occurrence and during the continuance of an Event of Default) must give their prior written consent to such assignment (such consent not to be unreasonably withheld or delayed), (ii) the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or the remaining balance of its Commitment) and the amount of the Commitment of such Bank remaining after such assignment shall not be less than $5,000,000 or shall be zero, in each case unless otherwise agreed by the Borrower, each Issuing Bank and the Administrative Agent, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and a processing and recordation fee of $3,500 and
(iv) the assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 11.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement, (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement such Bank shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.12, 2.13 and 11.05, as well as to any fees accrued for its account hereunder and not yet paid)) and (C) Schedule 1.01A shall be deemed amended to give effect to such assignment.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement (as in effect on the date of the execution and delivery of such Assignment and Acceptance), together with copies of the most recent financial statements delivered pursuant to Section 6.02 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (d) The Administrative Agent shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the loans and L/C Disbursements owing to, each Bank pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and each Issuing Bank to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

          (f) Each Bank may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it and participations in any L/C Disbursement); PROVIDED, HOWEVER, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections
2.12 and 2.13 to the same extent as if it were the selling Bank, except that all claims and petitions for payment and payments made pursuant to such Sections shall be made through such selling Bank, and (iv) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such selling Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right (and participating banks or other entities shall have no right) to enforce the obligations of the Borrower relating to, and to approve any amendment, modification or waiver of any provision of, this Agreement or any other Credit Document (other than amendments, modifications or waivers decreasing any fees payable hereunder or the principal amount of any Loans or L/C Disbursement or the rate of interest thereon, or extending any scheduled date of payment of the amount of any Loans or L/C Disbursement, or any interest thereon).

          (g) Any Bank or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such confidential information relating to the Borrower.

          (h) The Borrower shall not assign or delegate any of its respective rights and duties hereunder without the prior written consent of all Banks and any attempted assignment without such consent shall be void.

          (i) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.04 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Bank to any Federal Reserve Bank in accordance with applicable law; PROVIDED that no such assignment shall release any Bank from its obligations hereunder or substitute any such Bank for such Bank as a party hereto. In order to facilitate such an assignment, the Borrower shall, at the request of the assigning Bank, duly execute and deliver to the assigning Bank a promissory note or notes evidencing the extensions of credit made to the Borrower by the assigning Bank hereunder.

          SECTION 11.05. EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with this Agreement or any other Credit Document or in connection with any amendments, modifications or waivers of the provisions hereof or thereof, or incurred by the Administrative Agent or any Bank in connection with the preparation of, or enforcement or protection of their rights in connection with, this Agreement or any other Credit Document or in connection with the Letters of Credit issued hereunder, including the fees and disbursements of counsel for the Administrative Agent or, in the case of preparation, enforcement or protection, Banks.

          (b) The Borrower agrees to indemnify the Administrative Agent, the Banks, their respective Affiliates, and their respective directors, officers, employees and agents (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the Loans or Letters of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) The provisions of this Section 11.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the termination or expiration of the Commitments or any of the Letters of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Administrative Agent or any Bank. All amounts due under this Section 11.05 shall be payable on written demand therefor.

          SECTION 11.06. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 11.07. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent or any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement, the Guarantee and Collateral Agreement, the Collateral Sharing Agreement, any other Credit Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Credit Party party to the relevant Credit Document and (i) subject to clauses (iii) and (iv) below, in the case of an amendment, waiver or modification relating to a provision of the Guarantee and Collateral Agreement, a provision of the Collateral Sharing Agreement or a provision common to this Agreement and the ESD Agreement, the Required Lucent Banks, (ii) in the case of an amendment, waiver or modification to a provision applicable to this Agreement and not to the ESD Agreement, the Required Banks, (iii) in the case of an amendment, waiver or modification of the financial covenant set forth in Article VIII, the Required Banks and the Required ESD Banks or (iv) in the case of an amendment, waiver or modification relating to a provision common to this Agreement and the ESD Agreement (other than the financial covenant set forth in Article VIII herein) but having a materially different and adverse affect on the Banks, the Required Lucent Banks and the Required Banks; PROVIDED, HOWEVER, that no such agreement shall (A) forgive the principal amount or extend the final schedule maturity date of any Loan or reduce the principal amount of any L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or postpone the scheduled date of payment of the amount of any L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Bank affected thereby, (B) increase the Commitment of any Bank, amend or modify the provisions of Section
2.11 or Section 11.04(h), amend or modify the provisions of this Section or the definition of "Required Banks" or "Required Lucent Banks" or release any material Collateral (except as expressly provided hereunder) or Guarantee of the Subsidiary Guarantors pursuant to the Guarantee and Collateral Agreement (except as provided thereto or in Section 11.13), in each case, without the written consent of each Bank and (C) amend, modify or waive any provision of Sections
3.01 through 3.07 without the written consent of each Issuing Bank; PROVIDED, FURTHER, HOWEVER, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be. Each Bank shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Bank pursuant to this Section shall bind any assignee of its rights and interests hereunder.

          SECTION 11.08. ENTIRE AGREEMENT. This Agreement constitutes the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          SECTION 11.09. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 11.10. ADJUSTMENTS; RIGHT OF SETOFF. (a) Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (excluding for the purpose of this Section 11.10(a), Section 2.12, Section 2.13 and Section 2.16), obtain payment (voluntary or involuntary) in respect of any participations in Obligations as a result of which the participations in Obligations of such Bank shall be proportionately less than the participations in Obligations of any other Bank, it shall be deemed simultaneously to have purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, participations in Obligations of such other Bank, so that the benefit of all such payments shall be shared ratably by the Banks in accordance with their Commitment Percentages in Obligations; PROVIDED, HOWEVER, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 11.10(a) and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Bank acquiring a participation pursuant to the foregoing may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Bank by reason thereof as fully as if such Bank were a direct creditor of the Borrower in the amount of such participation.

           (b) If an Event of Default shall have occurred and be continuing under clause (a) or (b) of Article IX, or if the Letters of Credit are surrendered and terminated or fully cash collateralized pursuant to Section 3.09, each Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Bank or Affiliate to or for the credit or the account of any Credit Party against any of and all the obligations of any Credit Party now or hereafter existing under this Agreement or any other Credit Document held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or any other Credit Document and although such obligations may be unmatured. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Bank may have.

          SECTION 11.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 11.03.

          SECTION 11.12. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 11.13. RELEASE OF GUARANTEES, LIENS, CONTROL AGREEMENTS AND PROMISSORY NOTES. (a) Notwithstanding anything to the contrary contained herein or in any other Credit Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Bank (without requirement of notice to or consent of any Bank) to take any action requested by the Borrower (including the giving of directions to the Collateral Agent) having the effect of releasing any Collateral or Guarantee obligations (i) to the extent necessary to permit consummation of any transaction, including any sale-leaseback transaction, CMO Transaction, or receivables securitization not prohibited by any Credit Document or that has been consented to in accordance with Section 11.07, (ii) prior to the consummation of the Alcatel Merger, to the extent such Collateral constitutes any accounts receivable and other contract rights to payment payable to the Borrower or any Domestic Subsidiary in an amount not to exceed $25,000,000 per fiscal quarter, so long as no Default or Event of Default has occurred and is continuing or would result from the sale or assignment thereof or (iii) upon or after the consummation of the Alcatel Merger, the release of any or all of the Collateral and, in the case of any Subsidiary which ceases to be a subsidiary of the Borrower and so long as the Borrower complies with Section 7.03, the release of the guarantee obligations of such Subsidiary; PROVIDED, that notwithstanding anything to the contrary contained herein or in any other Credit Document, upon and after the consummation of the Alcatel Merger, the Borrower shall be required to comply with Section 3.09(b).

          (b) Neither this Agreement, any other Credit Document nor any provision hereof or thereof may be waived, amended or modified so as to release any material Collateral or Guarantee of the Subsidiary Guarantors pursuant to the Guarantee and Collateral Agreement (except as provided therein or in paragraph (a) of this Section 11.13), without the prior written consent of each Bank.

          (c) Notwithstanding anything to the contrary contained herein or in any other Credit Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Bank (without requirement of notice to or consent of any Bank) to take any action requested by the Borrower, at the Borrower's sole expense, required to terminate any Control Agreement that is currently in effect and not listed on Schedule 4.17(d).

          (d) Notwithstanding anything to the contrary contained herein or in any other Credit Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Bank (without requirement of notice to or consent of any Bank) to return any promissory notes previously held by the Collateral Agent prior to the Effective Date that are not required to be pledged pursuant to the Guarantee and Collateral Agreement.

          SECTION 11.14. CONFIDENTIALITY. Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Bank on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower; PROVIDED that, in the case of information received from the Borrower after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 11.15. SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New

York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address referred to in Section 11.01 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          SECTION 11.16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          SECTION 11.17. JUDGMENT CURRENCY. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

          (b) The obligation of the Borrower in respect of any sum due from it to the Administrative Agent hereunder shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, the Borrower agrees notwithstanding any such judgment to indemnify the Administrative Agent against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Administrative Agent, the Administrative Agent agrees to remit to the Borrower such excess.

          SECTION 11.18. PATRIOT ACT. Each Bank and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "PATRIOT ACT"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

           IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Banks have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  LUCENT TECHNOLOGIES INC.


                                    By: /S/ MARK GIBBENS
                                       ----------------------------------
                                    Name: Mark Gibbens
                                    Title: Vice President & Treasurer












                    Signature Page to Amended and Restated Letter of Credit Issuance and Reimbursement Agreement

                              JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent


                                 By: /S/ DAVID M. MALLETT
                                    ----------------------------------
                                    Name: David M. Mallett
                                    Title: Vice President





                    Signature Page to Amended and Restated Letter of Credit Issuance and Reimbursement Agreement

                               CITIBANK, N.A., individually and as Syndication Agent


                                    By: /S/ JEFFREY ROTHMAN
                                       ----------------------------------
                                       Name:  Jeffrey Rothman
                                       Title: Managing Director






                    Signature Page to Amended and Restated Letter of Credit Issuance and Reimbursement Agreement

                               HSBC BANK USA, N.A., individually and as
                               Documentation Agent


                                By: /S/ DARREN PINSKER
                                   ----------------------------------
                                   Name: Darren Pinsker
                                   Title: Senior Vice President





                    Signature Page to Amended and Restated Letter of Credit Issuance and Reimbursement Agreement

                              UBS LOAN FINANCE LLC


                               By: /S/ RICHARD L. TAVROW
                                  ----------------------------------
                                  Name: Richard L. Tavrow
                                  Title: Director


                               By: /S/ IRJA R. OTSA
                                  ----------------------------------
                                  Name: Irja R. Otsa
                                  Title: Associate Director







                    Signature Page to Amended and Restated Letter of Credit Issuance and Reimbursement Agreement

                              THE BANK OF NEW YORK


                               By: /S/ KENNETH R. MCDONNELL
                                  ----------------------------------
                                  Name: Kenneth R. McDonnell
                                  Title: Vice President

                               ALLIED IRISH BANKS, P.L.C.


                               By: /S/ HILARY GORMLEY
                                  ----------------------------------
                                  Name: Hilary Gormley
                                  Title: Senior Vice President

                               By: /S/ NESSA O' RIORDAN
                                  ----------------------------------
                                  Name: Nessa O' Riordan
                                  Title: Vice President







                    Signature Page to Amended and Restated Letter of Credit Issuance and Reimbursement Agreement

                                SOCIETE GENERALE


                               By: /S/ MARK VIGIL
                                  ----------------------------------
                                  Name: Mark Vigil
                                  Title: Managing Director






                    Signature Page to Amended and Restated Letter of Credit Issuance and Reimbursement Agreement

                                BARCLAYS BANK PLC


                               By: /S/ NICHOLAS BELL
                                  ----------------------------------
                                  Name: Nicholas Bell
                                  Title: Director






                    Signature Page to Amended and Restated Letter of Credit Issuance and Reimbursement Agreement

                               MORGAN STANLEY BANK


                               By: /S/ DANIEL TWENGE
                                  ----------------------------------
                                  Name: Daniel Twenge
                                  Title: Authorized Signatory









                    Signature Page to Amended and Restated Letter of Credit Issuance and Reimbursement Agreement